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                                                                EXHIBIT 5.1


                  [Letterhead of Morgan, Lewis & Bockius LLP]




                               February 24, 1998


Cotelligent Group, Inc.
101 California Street, Suite 2050
San Francisco, California  94111

Re:  Issuance of Shares Pursuant to
     Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel to Cotelligent Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the public offering by the Company of an aggregate of 3,450,000 shares (including 1,250,000 shares to be sold by certain selling stockholders and 450,000 shares subject to an over-allotment option) (the "Shares") of the Company's Common Stock, par value $.01 per share.

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

     Based on the foregoing, we are of the opinion that, upon approval of the sale price for the Shares by the authorized Pricing Committee of the Company's Board of Directors, the Shares will have been duly authorized by the Company and, when issued and paid for as contemplated by the Registration Statement, will be duly and validly issued and fully paid and non-assessable.

     We render this opinion as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.


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Cotelligent Group, Inc.
February 24, 1998
Page 2


     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,


                                             /s/ Morgan, Lewis & Bockius LLP